SBSF FUNDS, INC.
BYLAWS
as Amended and Restated August 14, 1996

ARTICLE I

Stockholders

Section 1.      Place of Meeting.  All
meetings of the stockholders shall be
held at the principal office of the
Corporation in the State of Maryland or
 at such other place within the United
States as may from time to time be
designated by the Board of Directors
and stated in the notice of such meeting.

Section 2.      Annual Meetings.  The
Corporation is not required to hold an
annual meeting of stockholders in any
year in which the election of directors
 is not required to be acted upon by
stockholders under the Investment Company
 Act of 1940, as amended (the 1940 Act).
  If such action is required to be acted
 upon under the 1940 Act, then such
meeting (or the first such meeting in
any year) shall be designated as the
annual meeting of stockholders for that
 year.  Except as the Articles of
Incorporation or statute provides
otherwise, any business may be considered
 at an annual meeting without the
purpose of the meeting having been
specified in the notice.  Failure to
hold an annual meeting does not
invalidate the Corporations existence
or affect any otherwise valid corporate
 acts.

Section 3.      Special Meetings.  Special
 meetings of the stockholders for any
purpose or purposes may be called by
the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing
signed by stockholders holding not less
 than 25% of the common stock at the
time issued and entitled to vote thereat.
  Such request shall state the purpose
or purposes of the proposed meeting.
The Secretary shall inform such
stockholders of the reasonably estimated
 costs of preparing and mailing such
notice of meeting and upon payment to
the Corporation of such costs, the
Secretary shall give notice stating the
 purpose or purposes of the meeting as
required in this Article I to all
stockholders entitled to notice of such
 meeting.  No special meeting need be
called upon the request of the holders
of shares entitled to cast less than a
majority of all votes entitled to be
cast at such meeting to consider any
matter which is substantially the same
as a matter voted upon at any special
meeting of stockholders held during the
 preceding twelve months.

Section 4.      Notice of Meetings of
Stockholders; Waiver of Notice.  Not
less than ten days and not more than
ninety days written or printed notice
of every meeting of stockholders,
stating the time and place thereof
(and the general nature of the business
 proposed to be transacted at any
special meeting), shall be given to
each stockholder entitled to vote
thereat by leaving the same with such
stockholder or at said stockholders
residence or usual place of business
or by mailing it, postage prepaid, and
addressed to such stockholder at such
stockholders address as it appears
upon the books of the Corporation.  If
mailed, notice shall be deemed to be
given when deposited in the United
States mail addressed to the stockholder as aforesaid.

No notice of the time, place or purpose
 of any meeting of stockholders need be
 given to any stockholder who attends
in person or by proxy or to any
stockholder who, in writing executed
and filed with the records of the meeting,
 either before or after the holding
thereof, waives such notice.  When a
meeting is adjourned to another time
and place, unless after the adjournment
 the Board of Directors shall fix a new
 record date for any adjourned meeting,
 or the adjournment is for more than 120
 days after the original record date,
notice of such adjourned meeting need
not be given if the time and place to
which the meeting shall be adjourned is
 announced at the meeting at which the
adjournment is taken.

Section 5.      Record Dates.  The Board of
Directors may fix, in advance, a date
not exceeding ninety days preceding the
 date of any meeting of stockholders,
any dividend payment date, any capital
gain distribution date or any date for
the allotment of rights, as a record
date for the determination of the
stockholders entitled to notice of and
to vote at such meeting or entitled to
receive such dividends, capital gain
distribution or rights, as the case may
 be; and only stockholders of record on
 such date shall be entitled to notice
of and to vote at such meeting or to
receive such dividend, capital gain
distribution or rights, as the case may
 be.  In the case of a meeting of
stockholders, such date shall not be
less than ten days prior to the date
fixed for such meeting.

Section 6.      Quorum; Adjournment of
Meetings.  The presence in person or
by proxy of the holders of record of
one-third of the shares of the
Corporation, or the class or the series
 thereof, as the case may be, at the
time issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the
Articles of Incorporation.  If, however,
 such quorum shall not be present or
represented by proxy at any meeting of
the stockholders, the holders of a
majority of the stock present in person
 or by proxy and entitled to vote
thereat shall have power to adjourn the
 meeting from time to time, without
notice other than announcement at the
meeting, until the requisite amount of
stock entitled to vote at such meeting
shall be present.  At such adjourned
meeting at which the requisite amount
of stock entitled to vote thereat shall
 be present in person or represented by
 proxy any business may be transacted
which might have been transacted at the
 meeting as originally notified.  The
absence from any meeting of holders of
record of the number of shares of the
common stock the Corporation, which may
 be required by the laws of the State
of Maryland, the 1940 Act or any other
applicable law, the Articles of
Incorporation, or these Bylaws, for
action upon any given matter shall not
prevent action at such meeting upon any
 other matter or matters which may
properly come before the meeting, if
there shall be present thereat, in
person or by proxy, holders of record
of the number of shares of common stock
 of the Corporation required for action
 in respect of such other matter or
matters.

Section 7.      Voting and Inspectors.
Except as otherwise provided by statute
 or the Articles of Incorporation, at
all meetings of stockholders, each
stockholder of record entitled to vote
thereat shall have one vote for each
share of common stock standing in his
name on the books of the Corporation
(and each such stockholder of record
holding fractional shares, if any,
shall have proportionate voting rights)
 on the date for the determination of
stockholders entitled to vote at such
meeting, either in person or by proxy
appointed by instrument in writing
subscribed by such stockholder or his
duly authorized attorney.

All elections shall be had and all
questions decided by a majority of the
votes cast at a meeting of stockholders
 duly called and at which a quorum is
present, except as otherwise provided
by statute or by the Articles of
Incorporation or by these Bylaws.

At any election of Directors, the
Chairman of the meeting may, and upon
the request of the holders of ten
percent (10%) of the stock entitled to
vote at such election shall, appoint
two inspectors of election who shall
first subscribe an oath or affirmation
to execute faithfully the duties of
inspectors of such election with strict
 impartiality and according to the best
 of their ability, and shall after the
election make a certificate of the
result of the vote taken.  No candidate
 for the office of Director shall be
appointed such Inspector.

Section 8.      Conduct of Stockholders
Meetings.  Meetings of stockholders
shall be presided over by the Chairman
of the Board, or if he is not present,
by the President, or if he is not present,
 by a Vice-President, or if none of
them is present, by a Chairman to be
elected at the meeting.  The Secretary
of the Corporation, if present, shall
act as a Secretary of such meetings,
or if he is not present, an Assistant
Secretary shall so act; if neither the
Secretary nor the Assistant Secretary
is present, then the Chairman of the
meeting shall appoint a Secretary.

Section 9.      Concerning Validity of
Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

Section 10.     Action by Stockholders Other
 than at a Meeting.  Any action required
 or permitted to be taken at any meeting
 of stockholders may be taken without a
 meeting, if a consent in writing,
setting forth such action, is signed by
 all the stockholders entitled to vote
on the subject matter thereof and any
other stockholders entitled to notice
of a meeting of stockholders (but not
to vote thereat) have waived in writing
 any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE II
Board of Directors

Section 1.      General Powers; Number;
Qualifications.  The business and
affairs of the Corporation shall be
conducted and managed by a Board of
Directors of not less than three nor
more than twelve Directors, as may be
determined from time to time by vote
of a majority of the Directors then in
office.  Directors need not be
stockholders.

Section 2.      Vacancies.  In case of any
vacancy in the Board of Directors
through death, resignation or other
cause, other than an increase in the
number of Directors, a majority of the
remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of
 stockholders or until his successor is
 chosen and qualifies.

Section 3.      Increase or Decrease in
Number of Directors.  The Board of
Directors, by the vote of a majority of
 the entire Board, may increase the
number of Directors and may elect
Directors to fill the vacancies created
 by any such increase in the number of
Directors until the next annual meeting
 or until their successors are duly
chosen and qualified.  The Board of
Directors, by the vote of a majority of
 the entire Board may likewise decrease
 the number of Directors to a number not
 less than three.  No such action of
the Board of Directors may affect the
tenure of office of any Director.

Section 5.      Regular Meetings.  Regular
 meetings of the Board of Directors
shall be held at such time and on such
 notice as the Directors may from time
 to time determine.

Section 6.      Special Meetings.  Special
 meetings of the Board may be called at
 any time by the Chairman of the Board,
 the President, the Secretary of the
Corporation, or by a majority of the
Board by vote at a meeting, or in
writing with or without a meeting.
Such special meetings shall be held at
such place or places within or without
the State of Maryland as may be
designated from time to time by the
Board.  In the absence of such
designation such meetings shall be held
 at such places as may be designated in
 the Notice of Meeting.

Section 7.      Notice of Meetings.  Except
 as provided in Section 5, notice of the
 place, day, and hour of all meetings
shall be given to each Director two days
 (or more) before the meeting, by
delivering the same personally, or by
sending the same by telegraph or
telefacsimile, or by leaving the same
at the Directors residence or usual
place of business, or, in the alternative,
 by mailing such notice three days (or
more) before the meeting, postage prepaid, and addressed to the Director at the
Directors last known business or
residence post office address, according
 to the records of the Corporation.
Unless required by the 1940 Act or by
resolution of the Board, no notice of
any meeting of the Board need state
the business to be transacted thereat.
 No notice of any meeting of the Board
need be given to any Director who
attends or, to any Director who in
writing executed and filed with the
records of the meeting either before or
 after the holding thereof, waives such
 notice.  Any meeting of the Board,
regular or special, may adjourn from
time to time to reconvene at the same
or some other place, and no notice need
 be given of any such adjourned meeting
 other than by announcement at the
adjourned meeting.

Section 8.      Quorum; Adjournment.  One-
third of the Directors then in office
shall constitute a quorum for the
transaction of business, provided that
a quorum shall in no case be less than
two Directors.  The act of the majority
of the Directors present at any meeting
 at which there is a quorum shall be the
 act of the Directors, except as may be
 otherwise specifically provided by
statute or by the Articles of
Incorporation or by these Bylaws.  If
at any meeting of the Board there shall
 be less than a quorum present, a
majority of those present without notice
 other than by announcement at the
meeting may adjourn the meeting from
time to time until a quorum shall have
been obtained.  At any such adjourned
meeting at which a quorum is present,
any business may be transacted which
might have been transacted at the
meeting as originally noticed.

Section 9.      Executive Committee.  The
Board of Directors may, by the
affirmative vote of a majority of the
whole Board, appoint from the Directors
 an Executive Committee to consist of
such number of Directors (no less than
two) as the Board may from time to time
 determine.  The Chairman of the
Committee shall be elected by the Board
 of Directors.  The Board of Directors
by such affirmative vote shall have power
 at any time to change the members of
such Committee and may fill vacancies
in the Committee by election from the


Directors.  When the Board of Directors
 is not in session, to the full extent
permitted by law, the Executive
Committee shall have and may exercise
any or all of the powers of the Board
of Directors in the management of the
business and affairs of the Corporation.
  The Executive Committee may fix its
own rules of procedure, and may meet
when and as provided by such rules or
by resolution of the Board of Directors,
 but in every case the presence of a
majority shall be necessary to constitute
 a quorum.  During the absence of a
member of the Executive Committee, the
remaining members may appoint a member
of the Board of Directors to act in his
 place.

Section 10.     Nominating Committee of
Directors.  The Board of Directors may
by the affirmative vote of a majority
of the entire Board appoint from its
members a Director Nominating Committee
 composed of two or more Directors.
The Director Nominating Committee shall
 recommend to the Board a slate of
persons to be nominated for election as
 Directors by the stockholders at each
annual meeting of stockholders and a
person to be elected to fill any vacancy
 occurring for any reason in the Board.
  Notwithstanding anything in this
Section 10 to the contrary, so long as
the Corporation has in effect one or
more plans pursuant to Rule 12b-1 under
 the 1940 Act, the selection and
nomination of those Directors who are
not interested persons (as defined in
 the 1940 Act) shall be committed to
the discretion of such disinterested
Directors.

Section 11.     Other Committees.  The Board
 of Directors, by the affirmative vote
of a majority of the whole Board, may
appoint from the Directors other
committees which shall in each case
consist of such number of Directors
(not less than two) and, to the full
extent permitted by law, shall have and
 may exercise such powers as the Board
may determine in the resolution
appointing them.  A majority of all the
 members of any such committee may
determine its action and fix the time
and place of its meetings, unless the
Board of Directors shall otherwise
provide.  The Board of Directors shall
have power at any time to change the
members and powers of any such committee, to fill vacancies and to discharge any such committee.

Section 12.     Telephone Meetings.  Members
 of the Board of Directors or a
committee of the Board of Directors may
 participate in a meeting by means of a
 conference telephone or similar
communications equipment if all persons
 participating in the meeting can hear
each other at the same time.
Participation in a meeting by these
means constitutes presence in person at
 the meeting, unless the 1940 Act
specifically requires the Directors to
act in person, in which case such
term shall be construed consistent with
 Securities and Exchange Commission or
staff releases or interpretations.

Section 13.     Action Without a Meeting.
Any action required or permitted to be
taken at any meeting of the Board of
Directors or any committee thereof may
be taken without a meeting, if a
written consent to such action is s
igned by all members of the Board or of
 such committee, as the case may be,
and such written consent is filed with
the minutes of the proceedings of the


Board or such committee.

Section 14.     Compensation and Expenses.
 No Director shall receive any stated
salary or fees from the Corporation for
 his services as such if such Director
is, other than by reason of being such
Director or serving the Corporation in
the additional capacity of officer, an
interested person (as such term is
defined by the Investment Company Act
of 1940) of the Corporation or any of
its investment adviser(s),
administrator(s) or principal
underwriter.  Except as provided in the
 preceding sentence, Directors shall be
 entitled to receive such compensation
from the Corporation for their services
 as such and as members of any Committee
 of the Board as may from time to time
to be provided for by resolution of the
 Board of Directors.  In addition,
notwithstanding anything else contained
 in this Section 14, Directors may be
reimbursed for expenses incurred in
connection with their attendance at
meetings or otherwise in performing
their duties as Directors, and nothing
contained in this Section 14 shall
preclude a Director from serving the
Corporation in any other capacity and
receiving compensation therefor.

ARTICLE III
Officers

Section 1.      Executive Officers.  The
executive officers of the Corporation
shall be chosen by the Board of
Directors as soon as may be practicable
 after the annual meeting of the
stockholders.  These may include a
Chairman of the Board of Directors
(who shall be a Director) and shall
include a President, one or more Vice
Presidents (the number thereof to be
determined by the Board of Directors),
a Secretary and a Treasurer.  The Board
 of Directors or the Executive Committee
 may also in its discretion appoint
Assistant Secretaries, Assistant
Treasurers and other officers, agents
and employees, who shall have such
authority and perform such duties as
the Board or the Executive Committee
may determine.  The Board of Directors
may fill any vacancy which may occur in
 any office.  Any two offices, except
those of President and Vice-President,
may be held by the same person, but no
officer shall execute, acknowledge or
verify any instrument in more than one
capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2.      Term of Office; Removal.
The term of office of any officers shall
 continue and until their respective
successors are chosen and qualified.
Any officer may be removed from office
at any time with or without cause by the
 vote of a majority of the Board of
Directors.

Section 3.      Powers and Duties.  The
officers of the Corporation shall have
such powers and duties as generally
pertain to their respective offices, as
 well as such powers and duties as may
from time to time be conferred by the
Board of Directors or the Executive
Committee.

ARTICLE IV
Capital Stock

Section 1.      Certificates for Shares.
Only as and to the extent provided by
resolution of the Board of Directors,
each stockholder of the Corporation
shall be entitled to a certificate or
certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

Section 2.      Transfer of Shares.  Shares
of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and
cancellation of certificates, if any,
for the same number of shares, duly
endorsed or accompanied by proper
instruments of assignment and transfer,
 with such proof of the authenticity of
 the signature as the Corporation or its
 agents may reasonably require; in the
case of shares not represented by
certificates, the same or similar
requirements may be imposed by the
Board of Directors.

Section 3.      Stock Ledgers.  The stock
ledgers of the Corporation, containing
the names and addresses of the
stockholders and the number of shares
held by them respectively, shall be
kept at the principal offices of the
Corporation or, if the Corporation
employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

Such stock ledger may be in written form
 or any other form capable of being
converted into written form within a
reasonable time for visual inspection.

The Corporation shall be entitled to
recognize the exclusive right of a
person registered on its books as the
owner of Shares of a particular class
entitled to receive dividends on that
class and to vote as such owner, and
shall not be bound to recognize any
equitable or other claim to or interest
 in such Shares on the part of any other
 person, whether or not it shall have
received express or other notice thereof,
 except as otherwise provided by the
laws of the State of Maryland.

Section 4.      Lost, Stolen or Destroyed
Certificates; Surety Bond.  The Board
of Directors or the Executive Committee
 may determine the conditions upon which
 a new certificate of stock of the
Corporation of any class may be issued
in place of a certificate which is
alleged to have been lost, stolen or
destroyed, and may, in its discretion,
require the owner of such certificate
or such owners legal representative to
 give bond, with sufficient surety, to
the Corporation and each Transfer Agent,
 if any, to indemnify it and each such
Transfer Agent against any and all loss
 or claims which may arise by reason of
 the issue of a new certificate in the
place of the one so lost, stolen or
destroyed.

Anything herein to the contrary
notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate except pursuant to legal proceedings
under the laws of the State of Maryland.


Section 5.      General Authority of the
Board.  The Board of Directors may make
 such additional rules and regulations,
 not inconsistent with these Bylaws, as
 it may deem expedient concerning the
issue, transfer and registration of
certificates for Shares of any or all
classes.  It may appoint one or more
Transfer Agents or one or more transfer
 clerks and one or more Registrars and
may require all certificates for Shares
 or any or all classes to bear the
signature or signatures of any of them.

ARTICLE V
Corporate Seal

The Board of Directors may provide for
a suitable corporate seal, in such form
 and bearing such form inscriptions as
it may determine.

ARTICLE VI
Fiscal Year

The fiscal year of the Corporation shall begin on the first day of December and shall end on the last day of November in each year.

ARTICLE VII
Indemnification

The Corporation shall indemnify
directors, officers, employees and
agents of the Corporation against
judgments, fines, settlements and
expenses (including attorneys fees) to
 the fullest extent authorized, and in
the manner permitted, by applicable
federal and state law, except that such
 indemnification will not be permitted
if, in the opinion of the Board of
Directors, such indemnification would
be inconsistent with the position of the
 staff of the Securities and Exchange
Commission (the Commission) in its
interpretative releases relating to
matters of indemnification, including
Investment Company Act Release No. 11330
 (September 4, 1980) for so long as such
 releases remain the position of the
staff of the Commission.

ARTICLE VIII
Amendment of Bylaws

The Bylaws of the Corporation may be
altered, amended, added to or repealed
by the stockholders at any annual
meeting or any special meeting if notice
 thereof be included in the notice of
such special meeting, or by majority
vote of the entire Board of Directors;
but any such alteration, amendment,
addition or repeal of the Bylaws by
action of the Board of Directors may be
 altered or repealed by stockholders.


Amended and Restated:  August 14, 1996